EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                             ANNIE'S HOMEGROWN, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       (IN 000S EXCEPT FOR PER SHARE DATA)
                      THREE MONTHS ENDED SEPTEMBER 30, 1998




Basic Computation
-----------------

     Net loss per statement of operations                              $ (216)
                                                                       =======

     Weighted average number of common
      shares outstanding                                                4,548

     Basic loss per common share                                       $ (.05)
                                                                       =======



Diluted Computation
-------------------

     Net loss per statement of operations                              $ (216)
                                                                       =======

     Weighted average number of common
      shares outstanding                                                4,548

     Stock options                                                        249

     Weighted average number of common
      shares as adjusted                                                4,797



     Diluted loss per common share                                     $ (.05)
                                                                       =======

                             ANNIE'S HOMEGROWN, INC.
              COMPUTATION OF EARNINGS PER COMMON SHARE (CONTINUED)
                       (IN 000S EXCEPT FOR PER SHARE DATA)
                      THREE MONTHS ENDED SEPTEMBER 30, 1999




Basic Computation
-----------------

     Net income per statement of operations                            $   77
                                                                       =======

     Weighted average number of common
      shares outstanding                                                4,708

     Basic income per common share                                     $  .02
                                                                       =======



Diluted Computation
-------------------

     Net income per statement of operations                            $   77
                                                                       =======

     Weighted average number of common
      shares outstanding                                                4,708

     Stock options                                                        120

     Weighted average number of common
      shares as adjusted                                                4,828



     Diluted income per common share                                   $  .02
                                                                       =======

                             ANNIE'S HOMEGROWN, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       (IN 000S EXCEPT FOR PER SHARE DATA)
                       SIX MONTHS ENDED SEPTEMBER 30, 1998




Basic Computation
-----------------

     Net loss per statement of operations                              $ (457)
                                                                       =======

     Weighted average number of common
      shares outstanding                                                4,548


     Basic loss per common share                                       $ (.10)
                                                                       =======


Diluted Computation
-------------------

     Net loss per statement of operations                              $ (457)
                                                                       =======

     Weighted average number of common
      shares outstanding                                                4,548

     Stock options                                                        249

     Weighted average number of common
      shares as adjusted                                                4,797


     Diluted loss per common share                                     $ (.10)
                                                                       =======

                             ANNIE'S HOMEGROWN, INC.
              COMPUTATION OF EARNINGS PER COMMON SHARE (CONTINUED)
                       (IN 000S EXCEPT FOR PER SHARE DATA)
                       SIX MONTHS ENDED SEPTEMBER 30, 1999




Basic Computation
-----------------

     Net loss per statement of operation                               $   (2)
                                                                       =======

     Weighted average number of common
      shares outstanding                                                4,721


     Basic loss per common share                                       $ (0.0)
                                                                       =======


Diluted Computation
-------------------

     Net loss per statement of operations                              $   (2)
                                                                       =======

     Weighted average number of common
      shares outstanding                                                4,721

     Stock options                                                        120

     Weighted average number of common
      shares as adjusted                                                4,841


     Diluted loss per common share                                     $ (0.0)
                                                                       =======